UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
GLENBOROUGH REALTY TRUST INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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YOUR VOTE IS IMPORTANT
TIME IS SHORT — PLEASE VOTE TODAY!
November 13, 2006
Dear Stockholder:
     According to our latest records, we have not received your voting instructions for the important special meeting of Glenborough Realty Trust to be held on Tuesday, November 28, 2006. Your vote is extremely important, no matter how many shares you hold. Please take a moment to sign, date, and mail the enclosed duplicate proxy card promptly in the return envelope provided or follow the instructions to vote electronically over the telephone or through the internet. If you have recently submitted your voting instructions by mailing your proxy card or submitting your instructions over the telephone or through the internet, thank you for submitting your voting instructions and please disregard this letter.
     At the special meeting, you are being asked to approve the merger of Glenborough Realty Trust with and into Gridiron Acquisition LLC (the “Merger”) and adopt the Agreement and Plan of Merger, dated as of August 20, 2006 (the “Merger Agreement”), which the Board of Directors recommends a vote “FOR.” If you fail to vote by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger.
     You may use one of the following simple methods for promptly providing your voting instructions:
1.	Vote by Telephone: Call toll-free (800) 690-6903. Have your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet: Go to the website www.proxyvote.com. Have your voting instruction form ready and follow the simple instructions that appear on your computer screen.

3.	Vote by Mail: Sign, date and return your proxy card in the postage-paid return envelope provided.
     The deadline to submit your voting instructions over the telephone or through the internet is 11:59 P.M., Eastern Time, on November 27, 2006. If you would like to mail your signed and dated proxy card in the postage-paid return envelope provided, it must be received by November 27, 2006.

     For the reasons set forth in the proxy statement, dated October 17, 2006, the Board of Directors recommends that you vote “FOR” the proposal to approve the Merger and adopt the Merger Agreement.
     If you need assistance voting your shares, or have questions about the special meeting, please call D.F. King & Co., Inc. toll free at (800) 431-9642.
     Thank you for your cooperation and continued support.

Sincerely, /s/ Andrew Batinovich Andrew Batinovich President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
TIME IS SHORT – PLEASE VOTE TODAY!
November 13, 2006
Dear Stockholder:
     According to our latest records, we have not received your voting instructions for the important special meeting of Glenborough Realty Trust to be held on Tuesday, November 28, 2006. Your vote is extremely important, no matter how many shares you hold. Please take a moment to sign, date, and mail the enclosed duplicate proxy card promptly in the return envelope provided or follow the instructions to vote electronically over the telephone or through the internet. If you have recently submitted your voting instructions by mailing your proxy card or submitting your instructions over the telephone or through the internet, thank you for submitting your voting instructions and please disregard this letter.
     At the special meeting, you are being asked to approve the merger of Glenborough Realty Trust with and into Gridiron Acquisition LLC (the “Merger”) and adopt the Agreement and Plan of Merger, dated as of August 20, 2006 (the “Merger Agreement”), which the Board of Directors recommends a vote “FOR.” If you fail to vote by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger.
     You may use one of the following simple methods for promptly providing your voting instructions:
1.	Vote by Telephone: Call toll-free (800) 454-8683. Have your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet: Go to the website www.proxyvote.com. Have your voting instruction form ready and follow the simple instructions that appear on your computer screen.

3.	Vote by Mail: Sign, date and return your proxy card in the postage-paid return envelope provided.
     The deadline to submit your voting instructions over the telephone or through the internet is 11:59 P.M., Eastern Time, on November 27, 2006. If you would like to mail your signed and dated proxy card in the postage-paid return envelope provided, it must be received by November 27, 2006.
     For the reasons set forth in the proxy statement, dated October 17, 2006, the Board of Directors recommends that you vote “FOR” the proposal to approve the Merger and adopt the Merger Agreement.

     If you need assistance voting your shares, or have questions about the special meeting, please call D.F. King & Co., Inc. toll free at (800) 431-9642.
     Thank you for your cooperation and continued support.
Sincerely,
/s/ Andrew Batinovich
Andrew Batinovich
President and Chief Executive Officer